Exhibit 10.23

The CIT Group/
Business Credit, Inc.
3rd Floor
300 South Grand Avenue
Los Angeles, CA 90071
Tel: 213-613-2575
Fax: 213-613-2588

     [LOGO]
                                 March 24, 1997

Sharper Image Corporation
650 Davis Street
San Francisco, CA 94111

Gentlemen:

Reference is made to the Financing Agreement between us dated September 21, 1994, as amended (the "Financing Agreement"). Capitalized terms used herein shall have the same meanings as specified in the Financing Agreement unless otherwise specifically defined herein.

You have advised us that for the period ended January 31, 1997, you were not in compliance with the Working Capital Covenant as set forth in paragraph 10 of
Section 6 of the Financing Agreement and the Fixed Charge Coverage Ratio as set forth in paragraph 11 of Section 6 of the Financing Agreement. We hereby confirm that solely for the period ended January 31, 1997, we shall not deem the foregoing to be a breach of, or violation under the Agreement, provided, however, henceforth you must be in strict compliance with such covenants.

In addition, pursuant to mutual understanding and effective immediately, the Financing Agreement shall be, and hereby is, amended as follows.

(1) Section 1 of the Financing Agreement shall be, and hereby is, amended by amending the definitions of EBITDA, Working Capital, Net Worth, and Leverage Ratio in their entirety to read as follows:


A company of
Dai-Ichi Kangyo Bank and
Chase Manhattan Corporation

"EBITDA shall mean, in any period, the net income (or net loss) of the Company and its Subsidiaries, on a consolidated basis plus all amounts deducted in determining net income in respect of Interest Expense, income tax obligations (paid or accrued), depreciation expense and amortization expense plus, without duplication, the Spa Writeoff before the related income tax benefit, each determined in accordance with GAAP consistently applied."

"Working Capital shall mean (a) the sum of (i) Current Assets plus (ii) the amount paid to Internationale Nederlanden with respect to the repurchase of their warrant not to exceed an amount satisfactory to CITBC in the aggregate minus (b) the difference of (i) Current Liabilities minus (ii) the Spa Reserve less amounts written-off against the Spa Reserve for long term assets relating to the Spa Division."

"Net Worth shall mean (a) the sum of (i) Total Assets plus (ii) the amount paid to Internationale Nederlanden with respect to the repurchase of their warrant not to exceed an amount satisfactory to CITBC in the aggregate plus (iii) the Spa Writeoff minus (b) Total Liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Company."

"Leverage  Ratio  shall  mean  the  ratio   determined  by  dividing  (i)  Total
Liabilities minus the amount of the Spa Reserve, by (ii) Net Worth."

(2) Section I of the Financing Agreement shall be further amended by the addition thereto of the following definitions of "Spa Reserve" and "Spa Writeoff":

"Spa Reserve shall mean the amount of Current Liabilities recorded at January 31, 1997, by the Company pursuant to GAAP with respect to the discontinuance of its Spa Division, provided such amount shall not exceed $8,000,000 in the aggregate."

"Spa Writeoff shall mean all amounts deducted in determining net income with respect to charges taken during the Fiscal Quarter ended January 31, 1997 related to the Company's discontinuance of its Spa Division, provided such net amount shall not exceed $5,000,000 in the aggregate."

Except as specifically set forth above, no other amendment, modification, waiver, or change in any of the terms or provisions of the Financing Agreement is hereby intended or implied. This letter shall also not constitute a waiver by us of any other existing defaults under the Financing Agreement, whether or not we have knowledge of same, and shall not constitute a waiver of any other default whatsoever.

If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                                   Very truly yours,

                                   THE CIT GROUP/BUSINESS
                                   CREDIT, INC.

                                   By: /s/ Bonnie Schain
                                       -----------------------------------------
                                   Title: Assistant Vice President

Read and Agreed to:

SHARPER IMAGE CORPORATION

By: /s/ Tracy Y. Wan
    -------------------------------------
Title: Sr. V.P., C.F.O.

By: /s/ Vince Barriero
    -------------------------------------
Title: Sr. V.P. CIO